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                                                                    Exhibit 1(d)

                            TRUST FOR CREDIT UNIONS

                               AMENDMENT NO. 4 TO
            AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
            -------------------------------------------------------

     WHEREAS, Sections 4.1 and 7.3 of the Agreement and Declaration of Trust dated September 24, 1987 as amended and restated through the date hereof (the "Declaration"), of Trust for Credit Unions (the "Trust") provides that the Declaration may be amended to establish and designate new Series of Units, and may establish or liquidate a Series of Units or the Sub-Trust applicable to a Series, by an instrument in writing executed by a majority of the Trustees of the Trust;

     NOW, THEREFORE, the undersigned, being a majority of the Trustees of the Trust, (1) hereby amend the Declaration by designating and establishing four additional Series of Units each to be known as "Target Maturity Portfolio (Feb
97)", "Target Maturity Portfolio (May 97)", "Target Maturity Portfolio (Aug 97)" and "Target Maturity Portfolio (Nov 97)", the new Series to have the relative rights and preferences set forth in Subsections (a) through (l) of Section 4.2 of the Declaration, provided that (a) all units of such Series shall be subject to redemption by the Trust, and such Series and the Sub-Trusts applicable thereto shall be abolished and liquidated at such time on or after February 18, 1997 for the Target Maturity Portfolio (Feb 97), May 15, 1997 for the Target Maturity Portfolio (May 97), August 15, 1997 for the Target Maturity Portfolio (Aug 97) and November 17, 1997 for the Target Maturity Portfolio (Nov 97) as determined by the Board of Trustees of the Trust and (b) the redemption price for units of a Series shall be subject to a redemption fee or other change, if any, as may be fixed by the Trustees; (2) hereby further amend the Declaration by abolishing and liquidating such Series at such time on or after February 18, 1997, May 15, 1997, August 15, 1997 and November 17, 1997, respectively, as determined by the Board of Trustees of the Trust; and (3) hereby determine pursuant to Section 7.3 of the Declaration that this Amendment No. 4 shall be effective upon the execution of a certificate by a Trustee or officer of the Trust to the effect that said amendment has been duly adopted.

     Witness our hands this thirteenth day of December, 1993.

Michael A. Armellino                      Thomas S. Condit
--------------------                      --------------------
Michael A. Armellino                      Thomas S. Condit

Gene R. Artemenko                         Lawrence Connell
--------------------                      --------------------
Gene R. Artemenko                         Lawrence Connell

James C. Barr                             Rudolph J. Hanley
--------------------                      --------------------
James C. Barr                             Rudolph J. Hanley

Edgar F. Callahan                         John L. Ostby
--------------------                      --------------------
Edgar F. Callahan                         John L. Ostby

Robert M. Coen                            Wendell A. Sebastian
--------------------                      --------------------
Robert M. Coen                            Wendell A. Sebastian

John T. Collins
--------------------
John T. Collins

STATE OF NEW YORK   )
                    )
COUNTY OF NEW YORK  )

     Then personally appeared the above-mentioned Trustees and acknowledged this instrument to be their free act and deed this 13 day of December, 1993.

                                          Sabrina L. Khan
                                          ---------------
                                          Notary Public
                                          My Commission Expires: Notary Public,
                                          State of New York No. 31-4912215
                                          Qualified in New York County
                                          Commission Expires November 9, 1995